Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

UNION DRILLING, INC.

a Delaware Corporation

at

$6.50 Net Per Share

Pursuant to the Offer to Purchase

Dated October 5, 2012

by

FASTBALL ACQUISITION INC.

a direct, wholly owned subsidiary of

SIDEWINDER DRILLING INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, NOVEMBER 2, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, of Union Drilling, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (which we refer to as the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for this Offer is:

Computershare Trust Company, N.A.

By First Class Mail:	By Registered Certified or Express Mail:
Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission:

(for Eligible Institutions only)

(617) 360-6810

Confirm Facsimile Transmission

By Telephone Only

(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined below) and certificates for Shares (as defined below) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Fastball Acquisition Inc., a Delaware corporation and a direct, wholly owned subsidiary of Sidewinder Drilling Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 5, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” which, together with the Offer to Purchase, constitutes the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (which we refer to as “Shares”), of Union Drilling, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Common Shares and Certificate No(s) (if available)
☐ Check here if Common Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:	, 2012

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Area Code and Tel. No

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby represents and guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (iii) delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depository Trust Company (“DTC”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) trading days of the NASDAQ Global Select Market after the date hereof.

Name of Firm:

Address:

Area Code and Tel. No.

(Authorized Signature)

Name:

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.